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                                                                    Exhibit 23.1

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Current Report (Form 8-K) dated November 17, 1999 of AnswerThink Consulting Group, Inc. of our report dated August 13, 1999, with respect to the consolidated financial statements of Think New Ideas, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP

                                 Ernst & Young LLP

New York, New York
November 17, 1999